UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 8, 2014

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2014, Covenant Transportation Group, Inc., a Nevada corporation (the “Company”), and its direct and indirect wholly owned subsidiaries, Covenant Transport, Inc., a Tennessee corporation (“CTI”), CTG Leasing Company, a Nevada corporation (“CTGL”), Southern Refrigerated Transport, Inc., an Arkansas corporation (“SRT”), Covenant Asset Management, Inc., a Nevada corporation (“CAM”), Covenant Transport Solutions, Inc., a Nevada corporation (“CTS”), and Star Transportation, Inc., a Tennessee corporation (collectively with CTI, CTGL, SRT, CAM, and CTS, the “Borrowers”), entered into a Tenth Amendment to Third Amended and Restated Credit Agreement and Related Security Documents (the “Tenth Amendment”) with Bank of America, N.A., as agent (the “Agent”), and JPMorgan Chase Bank, N.A. (together with the Agent, the “Lenders”), which amended that certain Third Amended and Restated Credit Agreement, dated September 23, 2008, by and among the Company, the Borrowers, the Agent, and the Lenders, as amended from time to time (the “Credit Agreement”) and certain security documents entered into in connection with the Credit Agreement.

The Tenth Amendment, among other things, amended certain provisions of the Credit Agreement and related security documents to facilitate the Company’s and its subsidiaries’ entry into fuel hedging arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: September 9, 2014	By:	/s/ Richard B. Cribbs
Richard B. Cribbs Senior Vice President and Chief Financial Officer